II-6
EXHIBIT 5.1 LEGAL OPINION

                            Shawn F. Hackman, a P.C.
                                3360 West Sahara
                                    Suite 200
                             Las Vegas, Nevada 89102
                                 (702) 732-2253


Board of Directors
Room 510, DSP Building
17 Zhongguancun Road
Beijing, China, 100080


         Re:  Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel for Wintech Digital Systems Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration for sale by the holders thereof (the "Selling Securityholders") of 2,505,000 shares of its common stock $.001 par value per share (the "Shares").

         We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the common stock, originals or copies of all such records of the Company as provided to us by the Company as representing all such meetings and consents in existence, and such documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary and as represented to us by the Company as those in existence to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         Based on the foregoing and in reliance upon such representations of the Company we are of the opinion that:

         The Shares to be offered and sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys under the caption "Legal Matters."


                                             Sincerely,

                                             Shawn F. Hackman, a P.C.